   As filed with the Securities and Exchange Commission on February 17, 1994
                                                                    ---
                                                          Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------
                              MICHAELS STORES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    75-1943604
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

                            5931 CAMPUS CIRCLE DRIVE
                               IRVING, TEXAS 75063
                                 P.O. BOX 619566
                             DFW, TEXAS  75261-9566
                                 (214) 580-8242
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JACK E. BUSH
                            5931 CAMPUS CIRCLE DRIVE
                              IRVING, TEXAS  75063
                                 (214) 580-8242

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                ----------------

                                   Copies to:
          MARK V. BEASLEY, ESQ.                  CHARLES D. MAGUIRE, JR., ESQ.
          MICHAELS STORES, INC.                    JACKSON & WALKER, L.L.P.
             P.O. Box 619566                            901 Main Street
        Dallas, Texas  75261-9566                         Suite 6000
                                                     Dallas, Texas  75202

                                ----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
 Title of Each Class          Amount      Proposed Maximum     Proposed Maximum
  of Securities to             to be       Offering Price          Aggregate            Amount of
    be Registered           Registered      Per Share (1)     Offering Price (1)    Registration Fee
- ----------------------------------------------------------------------------------------------------
Common Stock, par value   280,000 shares      $34.625           $9,695,000               $3,344
   $ .10 per share
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the National Association of Securities Dealers, Inc., National Market System on February 14, 1994.

                                ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                                 280,000 Shares

                              MICHAELS STORES, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale of an aggregate of 280,000 shares of common stock, par value $0.10 per share (the "Common Stock") of Michaels Stores, Inc. (the "Company"), by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific number of shares of Common Stock to be sold, the names of the Selling Stockholders, the purchase price, the public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.
See "Plan of Distribution."

     The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System and may be sold from time to time by the Selling Stockholders either directly in private transactions, or through one or more brokers or dealers through NASDAQ at such prices and upon such terms as may be obtainable.

     Upon any sale of the Common Stock offered hereby, Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act. The Company will not receive any of the proceeds from the sales of the securities offered hereby.

     No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $43,000.

     On February 14, 1994, the closing price of the Common Stock on NASDAQ was $34-3/4.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
              The date of this Prospectus is _____________________.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago, Illinois (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604) and New York, New York (7 World Trade Center, 13th Floor, New York, New York 10007). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 5931 Campus Circle Drive, Irving, Texas, its mailing address is P.O. Box 619566, DFW, Texas 75261-9566, and its telephone number at such address is (214) 580-8242.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended January 31, 1993; (ii) definitive proxy statement, dated April 29, 1993, relating to the Company's Annual Meeting of Shareholders held on June 8, 1993; (iii) Quarterly Report on Form 10-Q for the quarter ended May 2, 1993; (iv) Quarterly Report on Form 10-Q for the quarter ended August 1, 1993; (v) Quarterly Report on Form 10-Q for the quarter ended October 31, 1993 and (vi) Registration Statement on Form 8-A (No. 0-11822) effective as of September 11, 1991.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566, Attention: Investor Relations, (214) 580-8242.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.


                              SELLING STOCKHOLDERS

     This Prospectus covers the offer and resale from time to time by each Selling Stockholder of the Common Stock owned by each such Selling Stockholder. Set forth below are the names of each Selling Stockholder, the nature of any position, office, or other material relationship that the Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of Common Stock owned as of February 14, 1994, by each Selling Stockholder, the number of shares of Common Stock that may be offered and sold by such Selling Stockholder pursuant to this Prospectus and the number of shares of Common Stock, the amount and (if one percent or more) the percentage of Common Stock to be owned by each Selling Stockholder upon completion of the offering if all such shares are sold. Any or all of the shares of Common Stock listed below may be offered for sale by the Selling Stockholders from time to time.



                                             Common Stock       Beneficial
                            Beneficial        Offered for      Ownership of
                           Ownership of         Selling           Common        Percent of
                           Common Stock      Stockholders'      Stock After    Class after
Name                     Prior to Offering      Account           Offering       Offering
- ----                     -----------------      -------           --------       --------
Marc L. Abramowitz (1)        142,800           142,800              0              *

Matthew Abramowitz (2)         89,600            89,600              0              *

Edward K. Baker (3)            14,000            14,000              0              *

William T. Gilbert (4)          5,600             5,600              0              *

Michael F. Solomon              2,800             2,800              0              *

Marc L. Abramowitz
Irrevocable Trust
Number 5--Treasure
House Stores, Inc.
for His Children and
Their Descendants (5)          25,200            25,200              0              *


____________________________________

*Indicates shares held are less than 1% of class.



(1) Former consultant and director of business planning and strategy for Treasure House Stores, Inc., a Delaware corporation ("Treasure House"), a recently acquired wholly owned subsidiary of the Company and former holder of more than 10% of the then outstanding common stock of Treasure House.

(2) Former director, vice president, assistant secretary and assistant treasurer of Treasure House and former holder of more than 10% of the then outstanding common stock of Treasure House.

(3)  Former director, president and chief operating officer of Treasure House.

(4) Former director, chief financial officer, secretary and treasurer of Treasure House.

(5)  The Marc L. Abramowitz Irrevocable Trust Number 5 -- Treasure House
     Stores, Inc. for His Children and Their Descendants (the "Trust") is a trust formed under the laws of the District of Columbia; Michael F.
     Solomon is the Trust's trustee, which is for the benefit of Marc L.
     Abramowitz's children and their descendants.


     In February 1994, the Company acquired (the "Acquisition") all of the outstanding stock of Treasure House. Pursuant to the Acquisition, each Selling Stockholder, which prior to the Acquisition was a stockholder of Treasure House, received the shares of Common Stock referred to in the table above. In connection with the Acquisition, the Company has agreed to register for sale under the Securities Act all shares of Common Stock acquired by the Selling Stockholders pursuant to the Acquisition.




                           [Intentionally Left Blank]

                              PLAN OF DISTRIBUTION

     The Common Stock offered hereby may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act.

     At the time a particular offer of the Common Stock is made, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.


     The Common Stock may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

                                  LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                     EXPERTS


     The consolidated financial statements of Michaels Stores, Inc., incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- --------------------------------------     -------------------------------------
- --------------------------------------     -------------------------------------


No person has been authorized to give
any information or to make any
representation other than those
contained in this Prospectus, and if
given or made, such information or
representations must not be relied upon.
This Prospectus does not constitute an
offer to sell or a solicitation of an
offer to buy any securities other than
registered securities to which it
relates, or an offer to or a
solicitation of any person in any
jurisdiction where such offer or
solicitation would be unlawful.  The
delivery of this Prospectus at any time
does not imply that the information
herein is correct as of any date
subsequent to its date.

                                                   MICHAELS STORES, INC.

                                                        PROSPECTUS
        _________________
                                                  ________________, 1994



            TABLE OF CONTENTS
                                    Page

Available Information. . . . . . . .   2
Incorporation of Certain
  Documents by Reference . . . . . .   2
Use of Proceeds. . . . . . . . . . .   3
Selling Stockholders . . . . . . . .   3
Plan of Distribution . . . . . . . .   5
Legal Matters. . . . . . . . . . . .   5
Experts. . . . . . . . . . . . . . .   5



- --------------------------------------     -------------------------------------
- --------------------------------------     -------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by Michaels Stores, Inc. (the "Registrant"), are as follows:


              Registration Fees. . . . . . . . . .   $ 3,344
              Accounting Fees and Expenses . . . .    30,000
              Legal Fees and Expenses. . . . . . .     5,000
              Miscellaneous. . . . . . . . . . . .     4,656
                                                     -------
              Total  . . . . . . . . . . . . . . .   $43,000
                                                     -------


     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Reference is made to Article Nine of the Registrant's Restated Certificate of Incorporation, as amended, Exhibit 3.1 of this Registration Statement, which provides for indemnification of directors and officers.

     Reference is made to Article IX of the Registrant's Amended Bylaws, Exhibit
3.2 to this Registration Statement, which provides for indemnification of directors and officers.

     In addition, the Registrant has entered into Indemnity Agreements with certain of its directors and executive officers.

     The Registrant has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Registrant against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

     ITEM 16.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


 Exhibit
 Number     Description of Exhibit
- --------    ----------------------

 1          None.

 2 Stock Purchase Agreement, dated as of February 16, 1994, among Michaels Stores, Inc., Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc. (1)

 3.1        Restated Certificate of Incorporation of Michaels Stores, Inc. (2)

 3.2        Bylaws of Michaels Stores, Inc. as amended. (3)

 4.1        Form of Common Stock Certificate. (4)

 4.2 Common Stock and Warrant Agreement dated as of October 16, 1984 between Michaels Stores, Inc. and Peoples Restaurants, Inc., including form of Warrant. (5)


 4.3 First Amendment to Common Stock and Warrant Agreement dated October 31, 1984 between The First Dallas Group, Ltd. and Michaels Stores, Inc. (5)

 4.4 Second Amendment to Common Stock and Warrant Agreement dated November 28, 1984 between First Dallas Investments-Michaels I, Ltd. and Michaels Stores, Inc. (5)

 4.5 Third Amendment to Common Stock and Warrant Agreement dated February 27, 1985 between First Dallas Investments-Michaels I, Ltd., The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels Stores, Inc. (3)


 4.6 Amendment to Common Stock and Warrant Agreement dated September 1, 1992 between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd. (2)

 4.7 Michaels Stores, Inc. Key Employee Stock Compensation Program, effective February 25, 1992. (2)

 5          Opinion of Jackson & Walker. (1)

 8          None.

12          None.

15          None.

23.1        Consent of Ernst & Young. (1)

23.2        Consent of Jackson & Walker. (6)

24          Power of Attorney. (7)

26          None.

27          None.

28          None.


____________

(1)  Filed herewith.
(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(3) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-9456) and incorporated herein by reference.
(4) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.
(5) Previously filed as an exhibit to the Registrant's Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.
(6)  Included in the opinion of Jackson & Walker, L.L.P., filed herewith.
(7)  Included in the signature pages hereto.

     ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes Mark V. Beasley and R. Don Morris, or either of them, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 17th day of February,
1994.                                                    --




                                        MICHAELS STORES, INC.


                                             /s/ Jack E. Bush
                                        By:_____________________________________
                                             Jack E. Bush
                                             President, Chief Operating
                                             Officer and Director

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




       Signatures                     Title                        Date
       ----------                     -----                        ----

                                 Chairman of the
/s/ Sam Wyly                 Board of Directors and         February 17, 1994
- -------------------------    Chief Executive Officer                 --
        Sam Wyly          (Principal Executive Officer)




/s/ Charles J. Wyly, Jr.      Vice Chairman of the
- -------------------------      Board of Directors           February 17, 1994
  Charles J. Wyly, Jr.                                               --


/s/ Jack E. Bush           President, Chief Operating
- -------------------------     Officer and Director          February 17, 1994
      Jack E. Bush                                                   --

/s/ William O. Hunt
- -------------------------           Director                February 17, 1994
     William O. Hunt                                                 --


- -------------------------           Director                February ___, 1994
    Richard E. Hanlon

- -------------------------           Director                February ___, 1994
      F. Jay Taylor

/s/ Michael C. French
- -------------------------           Director                February 17, 1994
    Michael C. French                                                --



                                 Vice President-
- -------------------------   Mergers and Investments,        February ___, 1994
      Evan A. Wyly                and Director



/s/ Donald R. Miller, Jr.        Vice President-
- -------------------------      Market Development,          February 17, 1994
  Donald R. Miller, Jr.           and Director                       --


                            Executive Vice President
/s/ R. Don Morris          and Chief Financial Officer
- -------------------------   (Principal Financial and        February 17, 1994
      R. Don Morris            Accounting Officer)                   --

                                INDEX TO EXHIBITS


                                                                    Sequentially
Exhibit                                                               Numbered
Number      Description of Exhibit                                      Page
- -------     ----------------------                                      ----


 1          None.

 2          Stock Purchase Agreement, dated as of February 16,
            1994, among Michaels Stores, Inc., Treasure House
            Stores, Inc. and the stockholders of Treasure House
            Stores, Inc. (1)

 3.1        Restated Certificate of Incorporation of Michaels
            Stores, Inc. (2)

 3.2        Bylaws of Michaels Stores, Inc. as amended. (3)

 4.1        Form of Common Stock Certificate. (4)

 4.2 Common Stock and Warrant Agreement dated as of October 16, 1984 between Michaels Stores, Inc. and Peoples
            Restaurants, Inc., including form of Warrant. (5)

 4.3 First Amendment to Common Stock and Warrant Agreement dated October 31, 1984 between The First Dallas Group, Ltd. and Michaels Stores, Inc. (5)

 4.4 Second Amendment to Common Stock and Warrant Agreement dated November 28, 1984 between First Dallas
            Investments-Michaels I, Ltd. and Michaels Stores, Inc. (5)


 4.5 Third Amendment to Common Stock and Warrant Agreement dated February 27, 1985 between First Dallas
            Investments-Michaels I, Ltd., The First Dallas Group,
            Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels
            Stores, Inc. (3)

 4.6 Amendment to Common Stock and Warrant Agreement dated September 1, 1992 between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust,

            The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd. (2)

 4.7        Michaels Stores, Inc. Key Employee Stock Compensation
            Program, effective February 25, 1992. (2)

 5          Opinion of Jackson & Walker. (1)


 8          None.

12          None.

15          None.

23.1        Consent of Ernst & Young. (1)

23.2        Consent of Jackson & Walker. (6)

24          Power of Attorney. (7)

26          None.

27          None.

28          None.


________________

(1)  Filed herewith.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(3) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-9456) and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(6)  Included in the opinion of Jackson & Walker, L.L.P., filed herewith.

(7)  Included in the signature pages hereto.